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                                                                      EXHIBIT 11




                               EARNINGS PER SHARE

                        CORN PRODUCTS INTERNATIONAL, INC.
                            COMPUTATION OF NET INCOME
                           PER SHARE OF CAPITAL STOCK



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(ALL FIGURES ARE IN MILLIONS EXCEPT PER SHARE                THREE MONTHS ENDED
DATA)                                                          MARCH 31, 2003
                                                             ------------------
Average shares outstanding -- Basic....................              35.7

Effect of dilutive securities:
    Stock options......................................               0.2
                                                             ------------------
Average shares outstanding -- Assuming dilution........              35.9
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Net income.............................................             $13.6


Earnings per share:
    Basic..............................................              $0.38
    Dilutive...........................................              $0.38
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